EXHIBIT 99.1

      Marlin Business Services Corp. Reports Fourth Quarter and
                        Year End 2004 Earnings

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--Feb. 3, 2005--Marlin Business Services Corp. (NASDAQ:MRLN) today reported net income of $3.7 million, or $0.31 per diluted share, for the quarter ended December 31, 2004 compared with a net income attributable to common shareholders of $1.0 million, or $0.14 per diluted share, in the same quarter of 2003. For the year ended December 31, 2004 net income was $13.8 million, or $1.18 per diluted share, compared with net income attributable to common shareholders of $1.2 million, or $0.35 per diluted share, for the year ended December 31, 2003.
    "We are quite pleased with our strong financial performance in 2004," said Dan Dyer, Chairman and CEO. "As a leading lender to businesses in the U.S., our mission is to deliver an exceptional customer service experience. Our success to date is a reflection of the commitment Marlin makes to the customers we serve."
    Marlin completed its initial public offering of common stock (IPO) on November 12, 2003. Certain non-recurring expenses and preferred dividends were recorded in 2003 and in prior periods which reduced net income attributable to common shareholders. A reconciliation between net income attributable to common shareholders in accordance with accounting principles generally accepted in the United States of America (GAAP) and pro forma net income for 2003 is provided in a table immediately following the 2003 Supplemental Quarterly Data included with this release. These charges ended in conjunction with the November IPO and associated corporate reorganization and therefore will not affect future reporting periods beginning in 2004. As a result, we believe the pro forma numbers for 2003 present a clearer and more comparable basis to review the company's fundamental financial performance. On a pro forma basis, net income for the three months and year ended December 31, 2003 was $2.6 million and $9.2 million, respectively.

    Highlights for the quarter ended December 31, 2004 include:

    -- For the quarter ended December 31, 2004, net income was $3.7 million, a 42.3% increase over the pro forma net income of $2.6 million for the quarter ended December 31, 2003.

    -- For the quarter ended December 31, 2004, diluted earnings per share were $0.31 per diluted share, a 19.2% increase over pro forma diluted earnings per share of $0.26 for the quarter ended December 31, 2003.

    -- Annualized returns on average equity and assets were 16.30% and 2.62%, respectively, for the quarter ended December 31, 2004.

    -- In December, the company relocated its New Jersey operations to a new 50,000 square foot office facility at 300 Fellowship Road, Mount Laurel, New Jersey.

    Asset Origination

    -- Based on initial equipment cost, lease production was $66.8 million in the fourth quarter of 2004 compared with $68.8 million in the third quarter of 2004. For the year ended December 31, 2004, lease production was $272.3 million, a 12.4% increase over $242.3 million for 2003. Net investment in leases grew to $492.9 million at December 31, 2004, an increase of 16.9% from $421.7 million at December 31, 2003.

    -- The weighted average implicit yield on new business was 13.71% for the quarter ended December 31, 2004 compared to 13.75% for the third quarter ended September 30, 2004. For the year ended December 31, 2004 the weighted average implicit yield on new business was 13.82% compared to 14.01% for the year 2003.

    -- Our end user customer base grew to more than 76,000 at December 31, 2004 compared with 66,000 as of year-end 2003.

    Credit Quality

    -- Net charge-offs totaled $2.5 million for the fourth quarter of 2004 compared to $2.2 million for the third quarter of 2004. The provision for credit losses was $2.5 million for the fourth quarter of 2004 compared to $2.7 million for the third quarter of 2004.

    -- On an annualized basis, net charge-offs were 2.09% of average net investment in leases during the fourth quarter of 2004 compared to 1.90% for the third quarter of 2004. For the year ended December 31, 2004 net charge-offs were 1.98% of average net investment in leases. Fourth quarter charge-offs were higher due in part to the charge-off of approximately $250,000 of specific accounts identified and reserved for in the third quarter.

    -- As of December 31, 2004, 0.78% of our total lease portfolio was 60 or more days delinquent, compared with 0.73% as of September 30, 2004. We have historically experienced higher delinquency levels in the fourth quarter.

    -- Allowance for credit losses was $6.1 million as of December 31, 2004, an approximate $31,000 increase over the prior quarter. Allowance for credit losses as a percentage of adjusted net investment in leases was 1.26% at December 31, 2004 compared to 1.28% as of September 30, 2004. The allowance for credit losses in the third quarter included the establishment of $250,000 of reserves for specific accounts that were charged off in the fourth quarter.

    -- In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relation's section of our website at www.marlincorp.com.

    Net Interest and Fee Margin and Cost of Funds

    -- Based on the average net investment in leases, the net interest and fee margin was 12.41% for the quarter ended
        December 31, 2004, an increase of 37 basis points compared to 12.04% for the third quarter end September 30, 2004. Increased fee income and lower interest expense were the primary contributors to the improved fourth quarter margin.

    -- Fee income as a percentage of average net investment in leases was 3.88% for the quarter ended December 31, 2004 compared to 3.58% for the quarter ended September 30, 2004. Approximately half of the fourth quarter increase was attributed to additional fees for delinquent lease payments with the remainder of the increase primarily attributed to end of term income.

    -- Interest expense, as a percentage of average net investment in leases was 3.80% for the quarter ended December 31, 2004. This was a 17 basis point decrease from the 3.97% for the quarter ended September 30, 2004. The decrease reflects the fourth quarter investment in leases of the balance of $80.5 million prefunding proceeds from our third quarter term securitization.

    -- Interest expense as a percentage of weighted average borrowings was 4.02% for the fourth quarter ended December 31, 2004 compared to 3.81% for the third quarter of 2004.
        Borrowings in the fourth quarter were almost entirely comprised of higher cost fixed rate term financing following the successful completion of our sixth term securitization in the third quarter 2004.

    Operating Expenses

    -- Salaries and benefits expense was $4.2 million in the fourth quarter of 2004 compared to $3.5 million in the third quarter of 2004. Salaries and benefits expense was 3.6% as an annualized percentage of average net investment in leases for the fourth quarter of 2004 compared with 3.1% in the third quarter. Approximately $240,000 of the increase was for general salary and benefits expense due in part to increases in personnel and $290,000 of the quarterly increase related to year end accrued bonus payments.

    -- Other general and administrative expenses were $2.5 million for both the third and fourth quarters of 2004. Other general and administrative expenses as an annualized percentage of average net investment in leases were 2.12% for the fourth quarter of 2004 compared with 2.16% in the third quarter of 2004.

    Funding and Liquidity

    -- As of December 31, 2004 we have approximately $253 million of committed warehouse funding capacity and more than $16 million in available cash.

    -- We raised $234,000 in additional capital from the sale of 17,430 common shares through the Employee Stock Purchase Plan in the fourth quarter 2004.

    -- Our debt to equity ratio was 4.51:1 at December 31, 2004 compared to 5.27:1 at September 30, 2004. The decrease in the ratio is principally attributed to additional retained earnings and lower borrowings in the fourth quarter.

    Conference Call and Webcast

    We will host a conference call on Friday, February 4, 2005 at 9:00 a.m. ET to discuss our fourth quarter 2004 results. If you wish to participate, please call 877-407-8289 (International participants please use 201-689-8341) approximately 10 minutes in advance of the call time. The call will also be webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corp.

    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The company's principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia. For more information, visit www.marlincorp.com or call toll free at 888-479-9111.

    Forward-Looking Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.


                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                      Consolidated Balance Sheets
                            (in thousands)

                                             December 31, December 31,
                                                2004         2003
                                             ------------ ------------
                   Assets
Cash and cash equivalents                        $16,092      $29,435
Restricted cash                                   20,454       15,672
Net investment in direct financing leases        492,859      421,698
Property and equipment, net                        3,555        2,413
Other assets                                       7,980        7,082
                                             ------------ ------------
Total assets                                    $540,940     $476,300
                                             ============ ============

    Liabilities and Shareholders' Equity
Debt and secured borrowings                     $416,603     $378,900
Other liabilities:
  Lease obligation payable                           329          630
  Accounts payable and accrued expenses           12,367       10,539
  Deferred income tax liability                   19,343       10,799
                                             ------------ ------------
    Total liabilities                            448,642      400,868

Shareholders' equity:
  Common Stock, $0.01 par value; 75,000
   shares authorized; 11,528 and 11,214
   shares issued and outstanding                     115          112
  Preferred Stock, $0.01 par value; 5,000
   shares authorized; none issued and
   outstanding                                        --           --
  Additional paid-in capital                      75,732       71,918
  Stock subscription receivable                      (54)        (213)
  Deferred compensation                           (1,380)         (50)
  Net gains on cash flow hedges                      374           --
  Retained earnings                               17,511        3,665
                                             ------------ ------------
    Total shareholders' equity                    92,298       75,432
                                             ------------ ------------
Total liabilities and shareholders' equity      $540,940     $476,300
                                             ============ ============


                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                Consolidated Statements of Operations
               (dollars in thousands, except per share
                               amounts)

                      Three-Months ended            Year ended
                         December 31,              December 31,
                   ------------------------- -------------------------
                      2004         2003         2004         2003
                   ------------ ------------ ------------ ------------

Income:
   Interest and
    fee income         $19,346      $15,511      $71,811      $56,950
   Interest
    expense              4,532        4,810       16,675       18,069
                   ------------ ------------ ------------ ------------
   Net interest
    and fee income      14,814       10,701       55,136       38,881

   Provision for
    credit losses        2,525        2,136        9,953        7,965
                   ------------ ------------ ------------ ------------
   Net interest
    and fee income
    after
    provision for
    credit losses       12,289        8,565       45,183       30,916

   Insurance and
    other income         1,140          934        4,383        3,423
                   ------------ ------------ ------------ ------------
   Operating
    income              13,429        9,499       49,566       34,339

   Salaries and
    benefits             4,249        2,790       14,447       10,273
   General and
    administrative       2,532        2,458       10,063        7,745
   Financing
    related costs          487          452        2,055        1,604
   Change in fair
    value of
    warrants                --          692           --        5,723
                   ------------ ------------ ------------ ------------
   Income before
    income taxes         6,161        3,107       23,001        8,994

Income taxes             2,502        1,503        9,155        5,816
                   ------------ ------------ ------------ ------------
Net Income               3,659        1,604       13,846        3,178

Preferred stock
 dividends                  --          566           --        2,006
                   ------------ ------------ ------------ ------------
Net income
 attributable to
 common
 shareholders           $3,659       $1,038      $13,846       $1,172
                   ============ ============ ============ ============
Basic earnings per
 share:                  $0.32        $0.15        $1.22        $0.39
                   ============ ============ ============ ============
Diluted earnings
 per share:              $0.31        $0.14        $1.18        $0.35
                   ============ ============ ============ ============
Shares used in
 computing basic
 earnings per
 share:             11,420,247    6,886,694   11,330,132    3,001,754
                   ============ ============ ============ ============
Shares used in
 computing diluted
 earnings per
 share:             11,798,968    7,355,133   11,729,703    3,340,968
                   ============ ============ ============ ============


                      SUPPLEMENTAL QUARTERLY DATA
           (dollars in thousands, except per share amounts)

Quarter Ended:       12/31/03   3/31/04   6/30/04   9/30/04  12/31/04
                     --------  --------  --------  --------  --------

New Asset Production:
# of Sales Reps            84        90        98        98       100
# of Leases             7,944     7,837     8,489     7,974     7,518
Equipment Volume      $66,594   $66,146   $70,515   $68,849   $66,761

Average monthly
 sources                1,188     1,231     1,317     1,233     1,195

Implicit Yield on New
 Business               13.68%    13.75%    14.07%    13.75%    13.71%

Interest Income Yield   12.43%    12.29%    12.30%    12.43%    12.33%
Fee Income Yield         3.09%     3.32%     3.57%     3.58%     3.88%
                     --------  --------  --------  --------  --------
Interest and Fee
 Income Yield           15.52%    15.61%    15.87%    16.01%    16.21%
Cost of Funds            4.81%     3.74%     3.28%     3.97%     3.80%
                     --------  --------  --------  --------  --------
Net interest and Fee
 Margin                 10.71%    11.87%    12.59%    12.04%    12.41%
                     ========  ========  ========  ========  ========

Average Net
 Investment in
 Leases              $399,755  $420,702  $442,372  $462,090  $477,557

Portfolio Asset
 Quality:
60+ Days Past Due
 Delinquencies %         0.74%     0.66%     0.66%     0.73%     0.78%
60+ Days Past Due
 Delinquencies $       $3,629    $3,383    $3,540    $4,067    $4,453

Net Charge-offs        $1,822    $2,078    $2,137    $2,198    $2,495
% on Average Net
 Investment in
 Leases Annualized       1.82%     1.98%     1.93%     1.90%     2.09%

Allowance for Credit
 Losses                $5,016    $5,261    $5,569    $6,031    $6,062
% of 60+
 Delinquencies          138.2%    155.5%    157.3%    148.3%    136.1%

90+ Day Delinquencies
 (Non-earning)         $1,504    $1,422    $1,569    $1,722    $1,944

Balance Sheet

Assets
Investment in Direct
 Financing
Leases               $411,989  $430,393  $451,844  $470,039  $482,948
Initial Direct Costs
 and Fees              14,725    15,299    15,684    16,127    15,973
Reserve for Credit
 Losses                (5,016)   (5,261)   (5,569)   (6,031)   (6,062)
                     --------  --------  --------  --------  --------
Net Investment in
 Leases              $421,698  $440,431  $461,959  $480,135  $492,859
Cash and Cash
 Equivalents           29,435     7,528    12,686    66,774    16,092
Restricted Cash        15,672    18,566    18,257    19,505    20,454
Other Assets            9,495    14,446    10,580    11,521    11,535
                     --------  --------  --------  --------  --------
Total Assets         $476,300  $480,971  $503,482  $577,935  $540,940
                     ========  ========  ========  ========  ========

Liabilities
Total Debt           $378,900  $375,769  $390,271  $459,681  $416,603
Other Liabilities      21,968    26,213    29,412    30,953    32,039
                     --------  --------  --------  --------  --------
Total Liabilities    $400,868  $401,982  $419,683  $490,634  $448,642


                SUPPLEMENTAL QUARTERLY DATA - continued
           (dollars in thousands, except per share amounts)

Quarter Ended:    12/31/03    3/31/04    6/30/04    9/30/04   12/31/04
                  --------    -------    -------    -------   --------

Shareholders'
 Equity
Common Stock          $112       $114       $115       $115       $115
Paid-in Capital,
  net               71,655     72,042     73,304     73,822     74,298
Net gain (losses)
 on cash flow
 hedges                 --         --         --       (488)       374
Retained Earnings    3,665      6,833     10,380     13,852     17,511
                    ------     ------     ------     ------     ------
Total
 Shareholders'
 Equity            $75,432    $78,989    $83,799    $87,301    $92,298

Total Liabilities
 and Shareholders'
 Equity           $476,300   $480,971   $503,482   $577,935   $540,940
                  ========   ========   ========   ========   ========
Capital and
 Leverage:

Tangible Equity    $75,432    $78,989    $83,799    $87,301    $92,298
Debt to Tangible
 Equity               5.02       4.76       4.66       5.27       4.51

Expense Ratios:

Salaries and
 Benefits Expense   $2,790     $3,233     $3,428     $3,538     $4,249
Salaries and
 Benefits Expense
 annualized % of
 Avg. Net
 Investment          2.79%      3.07%      3.10%      3.06%      3.56%

Total personnel
 end of quarter        237        248        264        265        273

General and
 Administrative
 Expense            $2,458     $2,298     $2,742     $2,490     $2,532
General and
 Administrative
 Expense
 annualized %
 of Avg. Net
 Investment          2.46%      2.18%      2.48%      2.16%      2.12%

Efficiency Ratio    45.11%     40.75%     41.32%     40.03%     42.51%

Net Income:
Net Income          $1,604     $3,168     $3,547     $3,471     $3,659
Preferred
 Dividends            (566)        NA         NA         NA         NA
                    ------     ------     ------     ------     ------
Net Income
 attributable to
 common             $1,038     $3,168     $3,547     $3,471     $3,659


Per Share Data:

Number of Shares
 - Diluted       7,355,133 11,660,498 11,676,895 11,728,015 11,798,968
EPS- Diluted         $0.14      $0.27      $0.30      $0.30      $0.31

Pro Forma Number
 of Shares
 - Diluted (a)  10,022,957         NA         NA         NA         NA
Pro Forma
 Diluted Earnings
 Per Share           $0.26         NA         NA         NA         NA


(a) Pro forma shares outstanding assume conversion of convertible preferred stock and the exercise of warrants outstanding. The preferred stock and warrants were exercised into common shares in conjunction with the company's IPO in November 2003.


                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                 Pro Forma 2003 Financial Information
           (dollars in thousands, except per share amounts)

Quarter Ended:            3/31/03     6/30/03      9/30/03   12/31/03
                          -------     -------      -------   --------

Net income (loss)
 attributable to common
 shareholders per GAAP      $(198)       $(36)       $371      $1,038

   Change in fair value
    of warrants             1,773       1,841       1,416         692
   Preferred stock
    dividends                 473         480         487         566
   Unamortized discount
    expensed on payoff
    of subordinated
    debt, net of tax           --          --          --         270
                           ------      ------      ------      ------
Pro forma Net Income       $2,048      $2,285      $2,274      $2,566
                           ======      ======      ======      ======

Pro forma average
 diluted shares
 outstanding            7,817,269   7,965,277   8,021,402  10,022,957


Pro forma diluted
 earnings per share         $0.26       $0.29       $0.28       $0.26

In conjunction with its November 2003 IPO, Marlin's capital structure was simplified into one class of outstanding common stock. All previously outstanding warrants and convertible preferred stock were exercised and converted to common stock. Prior to the IPO, warrants outstanding were recorded as a liability and periodically marked to their fair market value with increases in value causing current period expense. This non-cash expense was $5.7 million for the year ended 2003. Upon the exercise of the warrants to common stock, the warrant liability was reclassified to shareholders equity. Similarly, all outstanding convertible preferred stock converted to common stock at the time of the IPO. The pro forma adjustments above reflect the exercise of the warrants and conversion of the preferred stock and the add back of the expenses and dividends associated with each in the pre-IPO periods. Pursuant to GAAP, these adjustments are anti-dilutive and, therefore, not reported in diluted earnings per share calculations.

    CONTACT: Marlin Business Services Corp.
             Bruce E. Sickel, 888-479-9111 x4108